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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 19, 1999


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                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                      1-10410           61-1411755
  (State or other jurisdiction          (Commission      (I.R.S. Employer
of incorporation or organization)       File Number)     Identification No.)

            1023 CHERRY ROAD
           MEMPHIS, TENNESSEE                                   38117
(Address of Principal Executive Offices)                      (Zip Code)

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                                 (901) 762-8600

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              (Registrant's telephone number, including area code)






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         (Former name or former address, if changed since last report.)

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Item 5.   Other Events

     On August 19, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with HEI Acquisition Corp. II, a Nevada corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Players International, Inc., a Nevada corporation ("Players"), providing for the merger of Merger Sub with and into Players with Players as the surviving corporation. Following the approval and adoption of the Merger Agreement by a majority of the stockholders of Players and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, Merger Sub will merge with and into Players and each outstanding share of common stock of Players will be exchanged for $8.50 in cash.

     In connection with entering into the Merger Agreement, certain stockholders of Players entered into stockholder support agreements with the Registrant, pursuant to which such stockholders agreed to vote their shares in favor of adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated by the Merger Agreement and approval of any other matter necessary to consummate such transactions, subject to certain conditions.

     For additional information concerning the foregoing, reference is made to the Registrant's press release dated August 19, 1999 and the Merger Agreement, copies of which are attached as exhibits hereto and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

                (c)  Exhibits

         2.1 Agreement and Plan of Merger, dated as of August 19, 1999, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp. II and Players International, Inc. (including form of Stockholder Support Agreement entered into by stockholders of Players as of the same date).

         99.1   Text of Press Release, dated August 19, 1999.


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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             HARRAH'S ENTERTAINMENT, INC.


Date:  August 20, 1999                       By: /s/ STEPHEN H. BRAMMELL
                                                ---------------------------
                                             Name:    Stephen H. Brammell
                                             Title:   Senior Vice President
                                                      and General Counsel


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